Exhibit 10.1

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (“Settlement Agreement”) is made as of September 30, 2014 (“Execution Date”) by and between CafePress Inc. (“CafePress”), LSW Holdings, Inc. f/k/a/ Logo’d Softwear, Inc. (“LSW”), and Frank Nevins (the “Indemnifying Stockholder”) (together, the “Parties”). The Asset Purchase Agreement (defined below) is hereby amended to the extent of the provisions set forth in this Settlement Agreement.

Whereas, CafePress, LSW, and the Indemnifying Stockholder are parties to an Asset Purchase Agreement dated as of March 2, 2012 (as amended and in effect, the “Asset Purchase Agreement”). Capitalized terms used in this Settlement Agreement but not defined herein have the meanings given to them in the Asset Purchase Agreement;

Whereas, the Indemnifying Stockholder is the President of LSW;;

Whereas, the Asset Purchase Agreement, among other matters, describes a series of Cash Earn-Out Payments, including with respect to a First Earn Out Period, Second Earn-Out Period, and Third Earn-Out Period, that are to be paid by CafePress subject to the conditions set forth in the Asset Purchase Agreement as additional consideration for the Purchased Assets;

Whereas, the Asset Purchase Agreement also describes a Year Four Cash Earn-Out Payment, which is conditioned on, among other things, the Indemnifying Stockholder remaining employed by CafePress throughout the Fourth Earn-Out Period;

Whereas, on or around June 2013, the Indemnifying Stockholder voluntarily ceased his employment with CafePress;

Whereas, on or about May 6, 2013 a payment in the amount of $2,140,000 was made in satisfaction of the First Earn-Out Period, which is not in dispute;

Whereas, in a Statement of Disagreement dated June 6, 2014, LSW and the Indemnifying Stockholder notified CafePress of LSW’s disagreement with CafePress’ calculation of the Second Earn-Out Period;

Whereas, there are no outstanding disputes regarding the Third Earn-Out Period, which period has not yet finished running; and

Whereas, the parties are entering into this Settlement Agreement in order to settle all disputes and potential disputes related to the Asset Purchase Agreement, including the First Earn-Out Period, Second Earn-Out Period, Third Earn-Out Period, and Fourth Earn-Out Period, or arising in any way from the Indemnifying Stockholder’s current or former employment relationship or stockholder status with CafePress.

NOW, THEREFORE, in consideration of the mutual promises, releases, and agreements set forth in this Settlement Agreement, the Parties agree as follows:

1. Payment. CafePress shall deliver payments to LSW totaling one million two hundred thousand dollars ($1,200,000) (the “Settlement Payment”). The Settlement Payment constitutes a full and complete payment of any monies owed by CafePress to LSW or the Indemnifying Stockholder under the Asset Purchase Agreement with respect to the First Earn-Out Period, Second Earn-Out Period, Third Earn-Out Period, and Fourth Earn-Out Period. The Settlement Payment shall be made as follows:

a. Within three (3) business days of execution of this Settlement Agreement, CafePress will deliver to LSW a payment in the amount of eight hundred thousand dollars ($800,000), and

b. within forty-five (45) calendar days of execution of this Settlement Agreement, CafePress will deliver to LSW an additional payment in the amount of four hundred thousand dollars ($400,000) for a total payment to LSW of the Settlement Amount.

The payment set forth in Section 1 herein shall be made by wire transfer to an account to be designated in writing by LSW.

2. Releases.

2.1 By signing this Agreement and accepting the Settlement Payment and in consideration of the covenants and agreements contained herein, except as to such rights or claims as may be created by this Settlement Agreement, LSW and the Indemnifying Stockholder, for themselves and for any and all of their successors, predecessors, affiliates, parents, subsidiaries, members, principals, assigns, employees, agents, representatives, officers, directors, stockholders, managers, attorneys, sureties, and insurers, hereby release, remise, and forever discharge CafePress and each of its respective successors, predecessors, affiliates, parents, subsidiaries, members, principals, assigns, employees, agents, representatives, officers, directors, stockholders, managers, attorneys, sureties, beneficiaries, co-trustees, and insurers from any and all present, past, or future claims, demands, debts, losses, obligations, sums of money, warranties, costs, expenses (including attorneys’ fees and costs), rights of action, and causes of action, of every kind and nature whatsoever, whether based on contract, tort, employment, fiduciary, statutory, or other legal or equitable theory of recovery, state or federal, known or unknown, suspected or unsuspected, existing, claimed to exist, or which can ever hereafter exist, relating to, arising from, or in any way connected to the Asset Purchase Agreement, the

Indemnifying Stockholder’s present or former status as a stockholder of CafePress or LSW, or the Indemnifying Stockholder’s present or former status as an employee of CafePress, including, but not limited to, claims for wrongful discharge, claims for harassment, discrimination or retaliation and claims arising under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Fair Labor Standards Act, the Genetic Information Nondiscrimination Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Fair Credit Reporting Act, the Consolidated Omnibus Budget Reconciliation Act, and any other employment or work-place related federal or state law, rule or regulation, including, but not limited to, those that may arise under California, Connecticut, Delaware or Kentucky laws, rules, or regulations.

2.2 In signing this Agreement and in consideration of the covenants and agreements contained herein, except as to such rights or claims as may be created by this Settlement Agreement, CafePress, for itself and for any and all of its successors, predecessors, affiliates, parents, subsidiaries, members, principals, assigns, employees, agents, representatives, officers, directors, stockholders, managers, attorneys, sureties, and insurers, hereby releases, remises, and forever discharges LSW and the Indemnifying Stockholder and each of their respective successors, predecessors, affiliates, parents, subsidiaries, members, principals, assigns, employees, agents, representatives, officers, directors, stockholders, managers, attorneys, sureties, beneficiaries, co-trustees, and insurers from any and all present, past, or future claims, demands, debts, losses, obligations, sums of money, warranties, costs, expenses (including attorneys’ fees and costs), rights of action, and causes of action, of every kind and nature whatsoever, whether based on contract, tort, employment, fiduciary, statutory, or other legal or equitable theory of recovery, known or unknown, suspected or unsuspected, existing, claimed to exist, or which can ever hereafter exist, relating to, arising from, or in any way connected to the Asset Purchase Agreement, the Indemnifying Stockholder’s present or former status as a stockholder of CafePress or LSW, or the Indemnifying Stockholder’s present or former status as an employee of CafePress.

2.3 Notwithstanding anything stated in Section 2.1 or 2.2, nothing in this Agreement shall affect the parties’ respective rights and obligations under the Lease Amendment.

3. Covenant Not To Sue. The Parties hereby covenant not to sue any of the persons or entities that are released in Section 2 hereof for any of the claims that are released in Section 2 hereof.

4. Waiver of California Civil Code Section 1542. In furtherance of the Parties’ intention that this Settlement Agreement be in full and final accord and satisfaction of the claims or potential claims which are the subject of this Settlement Agreement, each Party to this Settlement Agreement specifically waives all rights under Section 1542 of the California Civil Code of the State of California and all similar laws of any state or territory of the United States or other jurisdiction. Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Each Party understands that the facts with respect to which the releases in Section 2 of this Settlement Agreement are given may hereinafter turn out to be other than or different from the facts now known or believed to be true, and each Party accepts and assumes the risk of the facts turning out to be different and agrees that this Settlement Agreement shall be and remain in all respects effective and not subject to termination or rescission by virtue of any such difference in facts.

5. No Admission of Liability. The Parties acknowledge that this Settlement Agreement is a compromise resolution of disputed claims for the purpose of mitigating the costs, uncertainties, and burdens of litigation and that nothing contained in this Settlement Agreement constitutes or should be construed as an acknowledgement or admission of liability or absence of liability in any way on the part of any of the Parties. Except as provided for in Section 6 below, this Settlement Agreement shall not be invoked, offered, or received in evidence or otherwise used by any Party in any action or proceeding, whether civil, criminal, or administrative, except for any litigation or judicial proceeding arising out of or relating to the enforcement of this Settlement Agreement.

6. Release Is A Complete Defense. Any natural or juristic person (a “Person”) released under this Settlement Agreement may plead this Settlement Agreement as a complete defense and bar to any action, claim, or demand brought in contravention hereof and, if any action, claim, or demand is brought, the Party bringing such barred action, claim, or demand shall indemnify and hold harmless the Person against which or whom such barred action, claim, or demand is brought from and against all judgments, costs and expenses arising therefrom, including costs and attorneys’ fees incurred in connection therewith. If the barred action, claim, or demand is brought by a Person other than a Party, the Party who provided the release applicable to that Person shall indemnify and hold harmless the Person against which or whom such barred action, claim, or demand is brought from and against all judgments, costs and expenses arising therefrom, including costs and attorneys’ fees incurred in connection therewith.

7. Binding Agreement. This Settlement Agreement, and all of its terms and provisions, shall be binding on and inure to the benefit of the Parties and each of their present and future successors, predecessors, affiliates, parents, members, principals, assigns, employees, agents, representatives, officers, directors, managers, attorneys, sureties, beneficiaries, co-trustees, and insurers.

8. Power and Authority. Each Party to this Settlement Agreement hereby represents and warrants that it has full power, authority and legal right to enter into, execute, deliver, perform all actions required under, and to make all agreements, representations, and warranties set forth in this Settlement Agreement; and further agrees to indemnify all other Parties and hold them harmless against any and all obligations, liens, damages, losses, claims, and demands of whatever nature, including those for bad faith in any context, whether known or unknown, suspected or unsuspected, including reasonable attorneys’ fees and costs, in which it is asserted that such Party did not have such power, authority, or legal right.

9. No Assignment. The Parties each represent and warrant that there has been no assignment or attempted assignment of any rights and/or claims that are the subject matter of this Settlement Agreement at any time prior to the Execution Date of this Settlement Agreement.

10. Entire Agreement. This Settlement Agreement constitutes the entire agreement of CafePress, on the one hand, and LSW and the Indemnifying Stockholder, on the other hand, with respect to the subject matter hereof and supersedes any prior or contemporaneous oral or written agreements, negotiations, and discussions with respect to the subject matter hereof.

11. Modification. This Settlement Agreement may not be altered, modified, or amended, unless by agreement in writing executed by the Parties or their authorized representatives, nor any of its provisions waived, unless in writing by the Party granting such waiver.

12. No Waiver. Any failure by any Party to enforce any provision of this Settlement Agreement shall not (i) constitute or be construed as a waiver of such provision or otherwise prejudice the right of that Party to enforce such provision at any subsequent time; or (ii) preclude such Party from enforcing any other rights or remedies that such Party may have under this Settlement Agreement.

13. Representation by Counsel. Each Party represents and warrants that it has been represented by legal counsel with respect to the negotiation of the terms of this Settlement Agreement, that it has been fully advised by legal counsel as to its rights and obligations under this Settlement Agreement, and that each Party and the counsel for each Party have participated in the review and drafting of this Settlement Agreement.

14. Investigation. Each Party to this Settlement Agreement has made such investigation of the facts pertaining to this Settlement Agreement and of all the matters pertaining thereto as it deems necessary. Each Party has read this Settlement Agreement and understands its contents.

15. Choice of Law and Forum. This Settlement Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws principles. Each of the Parties (i) irrevocably submits itself to the personal jurisdiction of any state court sitting in Wilmington, Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, in any suit, action or proceeding arising out of or relating to this Settlement Agreement, or any of the transactions contemplated by this Settlement Agreement; (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the Court of Chancery of the State of Delaware (provided that, in the event that subject matter jurisdiction is unavailable in that court, then all such claims shall be brought, heard and determined exclusively in the Complex Commercial Litigation Division of the Delaware Superior Court in and for New Castle County in Wilmington, Delaware); (iii) consents to service of process in connection with any such suit, action or proceeding by registered or certified mail; (iv) agrees that it shall not attempt to deny or defeat any such jurisdiction by motion or other request for leave from such court; and (v) agrees not to bring any action or proceeding arising out of or relating to this Settlement Agreement or any of the transactions contemplated by this Settlement Agreement in any court in any jurisdiction other than Delaware. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought.

16. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SETTLEMENT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY

JURY IN RESPECT OF ANY PROCEEDINGS DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE ENFORCEMENT OF THIS SETTLEMENT AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, AND EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SETTLEMENT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS IN THIS SECTION.

17. Irreparable Harm and Remedies. The Parties agree that any breach of Section 2 (Releases) and Section 5 (No Admission of Liability) of the Settlement Agreement will constitute irreparable harm for which damages would not be a complete remedy. The Parties further agree that each Party shall be entitled to seek and obtain in addition to any other remedy that may be available at law or in equity an injunction, specific performance, and other equitable relief to prevent breaches or threatened breaches of this Settlement Agreement and to enforce specifically the terms and provisions hereof. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Settlement Agreement and to enforce specifically the terms and provisions hereof shall not be required to provide any bond or other security in connection with any such order or injunction. No Party to this Settlement Agreement shall be liable to any other Party for punitive damages under any provision of this Settlement Agreement.

18. Notices. All notices, requests, and other communications to any Party hereunder shall be in writing and delivered by registered or certified mail, postage prepaid to:

CafePress Inc. c/o Rudolf Koch, Esq.	Logo’d Softwear, Inc. c/o Frank Nevins	Indemnifying Stockholder c/o Frank Nevins
Richards, Layton & Finger, P.A. One Rodney Square 920 North King Street Wilmington, DE 19801	40 Stonehenge Pl Cheshire, CT 06410	40 Stonehenge Pl Cheshire, CT 06410

19. Interpretation. Each Party has had the opportunity to draft, review and edit the language of this Settlement Agreement. Accordingly, no presumption for or against any Party arising out of drafting all or any part of this Settlement Agreement will be applied in any action relating to, connected to, or involving this Settlement Agreement; and the Parties hereby waive the benefit of any statute providing that in cases of uncertainty language of a contract should be interpreted most strongly against the Party who caused the uncertainty to exist.

20. Headings. The headings of the sections of this Settlement Agreement are included for convenience only and shall not be deemed to constitute part of this Settlement Agreement or to affect its construction.

21. Counterparts. This Settlement Agreement may be executed in one or more counterparts, each of which shall constitute an original document. Delivery of an executed counterpart of this Settlement Agreement by facsimile transmission or email shall be as effective as delivery of a manually executed counterpart of this Agreement.

22. Attorneys’ Fees. If a suit or other proceeding of any nature is instituted to interpret or enforce any provision of this Settlement Agreement, the substantially prevailing party shall be entitled to recover reasonable attorneys’ fees incurred in connection with that suit or proceeding.

23. Non-Disparagement. The Parties hereto shall not, and shall cause their attorneys, agents, representatives, employees, managers, investors, affiliates, officers and directors not to, make any disparaging remarks or comments to any person or entity about any other Parties or their directors, officers, stockholders, members or employees, Merger or the subject of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the dates indicated below.

Dated: September 30, 2014	CafePress, Inc.

	By:	/s/ Kirsten N. Mellor
	Its:	V.P./G.C. & Secretary

Dated: September 29, 2014	LSW Holdings, Inc.

	By:	/s/ Frank Nevins
	Its:	President

Dated: September 29, 2014	Indemnifying Stockholder

	By:	/s/ Frank Nevins
Frank Nevins